Exhibit 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Common Stock, par value $0.0001 per share, beneficially owned by each of them, of Finjan Holdings, Inc., a corporation incorporated under the laws of the State of Delaware. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of July 8, 2020.

HARBOURVEST PARTNERS, LLC

By:	/s/ William R. Royer
Name:	William R. Royer
Title:	Managing Director, Chief Compliance Officer

HARBOURVEST INTERNATIONAL PRIVATE EQUITY PARTNERS IV-DIRECT FUND L.P.
By:	HIPEP IV-Direct Associates LLC
Its:	General Partner

By:	HarbourVest Partners, LLC
Its:	Managing Member

By:	/s/ William R. Royer
Name:	William R. Royer
Title:	Managing Director, Chief Compliance Officer

HIPEP IV-DIRECT ASSOCIATES LLC.
By:	HarbourVest Partners, LLC
Its:	Managing Member

By:	/s/ William R. Royer
Name:	William R. Royer
Title:	Managing Director, Chief Compliance Officer